Exhibit 10.14

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (the “Agreement”), dated January 16, 2007, is by and between David C. McCourt (the “Stockholder”) and Granahan McCourt Acquisition Corporation (the “Company”).

WHEREAS, pursuant to an Insider Letter Agreement by and between the Stockholder and the Company, dated October 18, 2006, the parties hereto agreed that, to the extent the underwriters of the Company’s initial public offering did not exercise the over-allotment option with respect to the offering, the Stockholder has agreed to sell to the Company, and the Company has agreed to repurchase from the Stockholder, 421,875 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”).

Accordingly, the parties hereto hereby agree as follows:

1.  Purchase and Sale of Shares. The Stockholder hereby sells, assigns, transfers, and delivers to the Company and, subject to and in reliance upon the representations and warranties set forth in this Agreement, the Company hereby purchases and accepts from the Stockholder the Shares, together with all rights relating thereto. Simultaneously with the execution and delivery of this Agreement, the Stockholder will execute and deliver to the Company such other instruments of transfer as may be necessary or appropriate to vest in the Company good title to the Shares.

2.  Purchase Price. The purchase price payable by the Company to the Stockholder for the Shares is $0.000618 per share, for a total purchase price of $260.72, and will be paid by the Company to the Stockholder in cash.

3.  Representations and Warranties. The Stockholder hereby represents and warrants to the Company that the Stockholder is the sole record and beneficial owner of the Shares to be sold by him hereunder and has full power, right, and authority to sell and transfer the Shares to the Company, free and clear of all liens, security interests, encumbrances, and adverse claims.

IN WITNESS WHEREOF, the Stockholder and the Company have executed this Agreement or caused this Agreement to be executed by their duly authorized respective officers, all as of the date first written above.

GRANAHAN MCCOURT ACQUISITION CORPORATION

By: /s/ David C. McCourt Name: David C. McCourt Title: President and Chief Executive Officer

STOCKHOLDER

/s/ David C. McCourt David C. McCourt, individually